Ernst & Young LLP Suite 3000 801 Grand Avenue Des Moines, Iowa 50309-2767 Tel: 515 243 2727 www.ey.com

Report of Independent Registered Public Accounting Firm on Schedules

The Board of Directors and Stockholder Principal National Life Insurance Company

We have audited the financial statements of Principal National Life Insurance Company (the Company) as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, and have issued our report thereon dated November 28, 2011. Our audits also included the financial statement schedules listed in Item 26(o) of the Registration Statement of this Form N-6. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Des Moines, Iowa November 28, 2011

1112-1312374

A member firm of Ernst & Young Global Limited